EXHIBIT 10.62

GUESS?, INC.

2004 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated                         by and between Guess?, Inc., a Delaware corporation (the “Company”), and                                                 (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Grantee as to the number of shares of the Company’s Common Stock first set forth below.

Number of Shares of Common Stock: (1)		Award Date:

Exercise Price per Share: (1)	$	Expiration Date: (1)(2)

Vesting (1)(2) [The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on the first, second, third and fourth anniversaries of the Award Date.]

The Option is granted under the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	GUESS?, INC. a Delaware corporation

Signature	By:

Print Name:
Print Name
Title:

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1)     Subject to adjustment under Section 16 of the Plan.

(2)     Subject to early termination if the Grantee’s employment terminates.  See Sections 4, 6 and 7 of the Terms and Sections 14, 16 and 17 of the Plan for additional details regarding possible adjustments and acceleration of vesting in connection with a Change in Control of the Company.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.             Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.             Continuance of Employment/Service Required; No Employment/Service Commitment.

                The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

                Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service.

3.             Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•

a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Committee may require from time to time,

•

payment in full for the Exercise Price of the shares to be purchased (a) in cash, cashier’s or bank check to the Company, or (b) (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Committee may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Company must have been owned by the Grantee for at least six (6) months before the date of such exercise, or (c) through a “cashless exercise” procedure by notice and third party payment in such manner as may be authorized by the Committee pursuant to Section 8(f) of the Plan;

•	any written statements or agreements required pursuant to Section 19(g) of the Plan; and

•	satisfaction of the tax withholding provisions of Section 19(a) of the Plan.

4.             Termination of Option upon a Termination of Grantee’s Employment or Services.

Subject to earlier termination on the Expiration Date of the Option and subject to any applicable provision of a valid employment agreement between the Company and Participant, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

if the Grantee’s employment by the Company or a Subsidiary terminates due to his or her death, Disability or Retirement, then (a) the Grantee, his or her personal representative or beneficiary will have twelve (12) months from the Severance Date to exercise the Option (or any portion thereof) to the extent that it was exercisable on the Severance Date; provided that if the Grantee’s employment terminates as a result of Disability or Retirement and he or she dies during such 12-month period, his or her beneficiary will have one year from the date of the Grantee’s death to exercise the Option (or any portion thereof) to the extent it was vested on the Grantee’s Severance Date, (b) the Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date (or, if applicable, the 12-month period following the Grantee’s subsequent death) and not exercised during such period, shall terminate at the close of business on the last day of such 12-month period.

•

if the Grantee’s employment by the Company or a Subsidiary terminates for any reason other than his or her death, Retirement or Disability, then (a) the Grantee will have sixty (60) days from the Severance Date to exercise the Option (or portion thereof) to the extent that it was exercisable on the Grantee’s Severance Date (b) the

Option, to the extent not exercisable on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the sixty (60) day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 60-day period.

In all events the Option is subject to earlier termination on the Expiration Date of the Option.  The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

5.             Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 15 of the Plan.

6.             Adjustments Upon Changes in Capitalization.

                As provided in Section 16(b) of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, the Committee shall, in such manner, to such extent (if any) and at such times as it deems necessary make adjustments in the number of shares subject to the Option and the Exercise Price and the securities deliverable upon exercise of the Option and such other adjustments, consistent with the foregoing, as it deems appropriate.  All rights of the Grantee hereunder are subject to such adjustments and other provisions of the Plan.

7.             Change in Control.

As provided in Section 17 of the Plan, in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (a) the Option shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and (b) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company (i) is not the surviving corporation (the “Surviving Entity”) or (ii) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, the Option, to the extent not exercised, (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise price subject thereto.

8.             Notices.

Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Angelina Orona, Stock Plan Administrator, 1444 South Alameda Street, Los Angeles, California  90021, or such other address as the Company may designate in writing to the Grantee.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.

9.             Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

10.          Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 18 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11.          Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

12.          Effect of this Agreement.

This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

13.          Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.          Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.